Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333‑73482, No. 333‑117695, No. 333‑133227, No. 333‑133305, No. 333‑142187, No. 333‑158523, No. 333‑180856, No. 333‑180857, No. 333‑194484, No. 333‑217553, and No. 333‑273354) on Form S-8 of our reports dated February 20, 2025, with respect to the consolidated financial statements of AMN Healthcare Services, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP

San Diego, California
February 20, 2025